UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -----------------------

                                   FORM 8-K
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                  May 2, 2002

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                             FLOWSERVE CORPORATION
            (Exact name of registrant as specified in the charter)

            New York                     001-13179           31-0267900
(State of other jurisdiction of         (Commission         (I.R.S. Employer
incorporation or organization)          File Number)       Identification No.)

 222 W. Las Colinas Blvd., Suite 1500,                          75039
             Irving, Texas                                    (Zip Code)
(Address of principal executive offices)

                                (972) 443-6500
              Registrant's telephone number, including area code


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Item 2.  Acquisition or Disposition of Assets.

On March 21, 2002, Flowserve Corporation (the "Company") entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") with Invensys plc (the "Seller") pursuant to which the Company agreed to acquire the Flow Control Division of the Seller ("IFC"). On May 2, 2002, the acquisition of IFC by the Company was completed. On that date, the Seller transferred to the Company and its subsidiaries all of the ownership interests in the entities and the assets comprising IFC and entered into a non-competition agreement with the Company for an aggregate purchase price of US$535,000,000 in cash. This purchase price is subject to certain post-closing adjustments and reimbursements that will be determined in accordance with the terms of the Purchase and Sale Agreement. A copy of the press release dated May 2, 2002 issued by Flowserve Corporation announcing the completion of the acquisition of IFC is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on May 2, 2002, the Company amended its existing bank senior credit facility with Credit Suisse First Boston Corporation, as Syndication Agent, Bank of America, N.A., as Swingline Lender, Administrative Agent and Collateral Agent for the lenders, and certain lenders from time to time party thereto (the "Amended and Restated Credit Agreement"), to, among other things, increase the loan commitments under the facility. Specifically, the Company borrowed approximately $700 million under a new Tranche C term loan and approximately $95 million under a new Tranche A term loan (the "Incremental Tranche A Term Loan") and repaid approximately $11 million of the existing Tranche A term loan and the outstanding balance of approximately $469 million of the existing Tranche B term loan. The new Tranche C term loan has terms that are substantially different from the Tranche B term loan including an extension of the final maturity date from 2008 to 2009, a lower interest rate and modified covenants. The net proceeds after these repayments were used to finance a portion of the purchase price and transaction costs associated with the purchase of IFC. The balance of the purchase price and transaction costs associated with the purchase of IFC was financed through the Company's issuance of 9.2 million of its common shares. A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of the Acquired Business.

     The unaudited condensed combined financial statements of IFC as of December 29, 2001 and for each of the nine month periods ended December 29, 2001 and December 30, 2000, and the audited combined financial statements of IFC as of March 31, 2001 and 2000 and for each of the two fiscal years ended on March 31, 2001 and March 31, 2000 are incorporated herein by reference to the Current Report on Form 8-K dated as of April 3, 2002 filed by the Company.

(b)  Unaudited Pro Forma Consolidated Financial Information.

     The unaudited pro forma consolidated financial statements attached hereto as Exhibit 99.2 are incorporated herein by reference.

(c)  Exhibits.

     10.1 Amended and Restated Credit Agreement dated as of May 2, 2002 by and among Flowserve Corporation, Flowserve France SAS, Credit Suisse First Boston Corporation, as Syndication Agent, Bank of America, N.A., as Swingline Lender,

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          Administrative Agent and Collateral Agent, for the lenders and certain lenders, from time to time, party thereto.

     99.1 Press release dated as of May 2, 2002 issued by Flowserve
          Corporation.

     99.2 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2001 and Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2001.

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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Flowserve Corporation


Dated:    May 13, 2002


                                       By: /s/ Ronald F. Shuff
                                           ---------------------------------
                                           Name:   Ronald F. Shuff
                                           Title:  Vice President, Secretary
                                                   and General Counsel

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                               INDEX TO EXHIBITS



Exhibit
Number    Description

10.1 Amended and Restated Credit Agreement dated as May 2, 2002 by and among Flowserve Corporation, Flowserve France SAS, Credit Suisse First Boston Corporation, as Syndication Agent, Bank of America, N.A., as Swingline Lender, Administrative Agent and Collateral Agent for the lenders and certain lenders, from time to time, party thereto.

99.1      Press release dated as of May 2, 2002 issued by Flowserve Corporation.

99.2 Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2001 and Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2001.